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                                                                    EXHIBIT 23.4

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors of
Budget Rent A Car Corporation:

     We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-3, of our report dated February 18, 1997, related to the Budget Rent A Car Corporation consolidated financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, from Budget Group, Inc.'s current report on Form 8-K dated May 13, 1997, and to the reference to our firm under the heading "Experts" in this Registration Statement.

                                               /s/ KPMG PEAT MARWICK LLP

July 2, 1998
Chicago, Illinois